UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):      March 1, 2006
BANKATLANTIC BANCORP, INC.

(Exact name of registrant as specified in its charter)

FLORIDA	34-027228	65-0507804

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2100 West Cypress Creek Road, Fort Lauderdale, Florida	33309

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code:      (954) 940-5000
Not applicable

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
     The Board of Directors elected David A. Lieberman as a director of the Company effective March 1, 2006 for a term of office expiring at the Company’s 2006 Annual Meeting of Shareholders. Mr. Lieberman was also appointed to serve as a member of the Company’s Audit Committee. The appointment increases the size of the Company’s Board of Directors to eleven (11) members. Mr. Lieberman is the Senior Vice President for Business and Finance at the University of Miami where he has served since 1978. Mr. Lieberman graduated from the University of North Carolina at Chapel Hill with a bachelor’s degree in Business Administration and was a Certified Public Accountant for 35 years.
     There is no arrangement or understanding pursuant to which Mr. Lieberman was selected as a director of the Company, and there are no related party transactions between Mr. Lieberman and the Company that would be reportable under Item 404(a) of Regulation S-K. The Board has determined that Mr. Lieberman qualifies as independent under the independence standards set forth in the New York Stock Exchange corporate governance listing standards as well as an audit committee financial expert within the meaning of the Securities and Exchange Commission regulations.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BANKATLANTIC BANCORP, INC.
Date: March 2, 2006	By:	/s/ James A. White
		Name:	James A. White
		Title:	Chief Financial Officer

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